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                             PREIT ASSOCIATES, L.P.

                               GUARANTY AGREEMENT

                                    [GALLERY]


         THIS GUARANTY AGREEMENT ("Guaranty") dated as of the 24th day of April, 2003, given by PREIT ASSOCIATES, L.P., a Delaware limited partnership with an address of c/o PREIT Rubin, Inc., 2005 Broad Street, 3rd Floor, Philadelphia, PA 19102 ("Guarantor") to Gallery at Market East, LLC, a Delaware limited liability company and its Affiliates including The Rouse Company, L.P. with an address c/o The Rouse Company, 10275 Little Patuxent Parkway, Columbia, Maryland 21044 (collectively, "Seller").

         WHEREAS, Seller has entered into an Agreement of Purchase and Sale dated March 7, 2003 (said Agreement of Purchase and Sale as it may be amended shall be referred to as the "Agreement of Sale") with PR Gallery I Limited Partnership, a Pennsylvania limited partnership (which, together with any assignee of buyer's rights under the Agreement of Sale, including any intermediary or exchange accommodation titleholder, is herein referred to as "Buyer") pursuant to which Seller will sell and Buyer will purchase certain Real Property known as the Gallery at Market East, and located in Philadelphia, PA. Any capitalized terms used in this Guaranty and not defined herein shall have the meaning set forth therefor in the Agreement of Sale.

         WHEREAS, Buyer is an Affiliate of Guarantor and it is to the financial benefit of Guarantor to give this Guaranty in order to induce Seller to enter into and consummate the Agreement of Sale and Buyer and Guarantor acknowledge Seller would not have entered into the Agreement of Sale without the execution and delivery to it of this Guaranty.



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         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Guarantor hereby irrevocably and unconditionally guarantees to Seller the full and prompt payment and performance of the Guaranteed Obligations (as defined below), this Guaranty being upon the following terms:

     1. The term "Guaranteed Obligations" as used herein means: (a) all of the obligations and liabilities (including, without limitation, representations, warranties, covenants and indemnities) of Buyer pursuant to the Agreement of Sale which survive Closing pursuant to the Agreement of Sale, (b) all obligations and liabilities with respect to the Ground Leases as set forth in the Agreement of Sale) specifically including all liabilities of the Tenant assumed by Buyer pursuant to the Assignment of Lease (Food Court Lease a/k/a Gimbel Building), the Assignment of Lease (Gallery I), the Assignment of Leases, all of even date herewith between Seller and Gallery Title, LLC, and that certain letter agreement from PR Gallery I Limited Partnership of even date herewith regarding Gallery at Market East assignments, (c) all obligations and liabilities of Buyer (arising out of or caused by, directly or indirectly, any act or omission of the Buyer or its Affiliates occurring at any time after the Closing Date) contained in any Ancillary Agreement (other than those described in (b) above) executed by Buyer pursuant to the Agreement of Sale, including any obligations contained in any side letter, amendment, or other closing document relating to the Agreement of Sale, (d) all costs (including, without limitation, all attorney's fees and expenses) to which Seller is entitled under the Agreement of Sale in connection with the enforcement and/or collection of the obligations and liabilities referred to in (a), (b) and (c), and (e) all costs (including, without limitation, all attorney's fees and expenses) incurred by Seller in connection with enforcing this Guaranty against Guarantor. For the




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avoidance of doubt, and without limiting the foregoing, Guarantor hereby expressly acknowledges and agrees that, notwithstanding any provision of any document that could possibly be construed to the contrary (including Section 3 of the Assignment of Lease (Food Court lease a/k/a Gimbel Building) and Section 3 of the Assignment of Lease (Gallery I) and Section 1.1 of the Landlord's Consent and Estoppel Certificate (RDA)), Guarantor shall indemnify, hold harmless, and defend Seller, Seller's Affiliates and their respective partners, members, shareholders, owners, officers, directors, employees and agents and their respective personal representatives, successors and assigns from and against any Losses relating to or arising out of the Ground Leases from and after the Closing (other than transfer taxes relating to the assignment of the Ground Leases which are governed by the Transfer Tax Indemnification Agreement between Guarantor and The Rouse Company, L.P.).

     2. This instrument is an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance, and not a guaranty of collection, and Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Obligations.

     3. The exercise by Seller of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

     4. In the event of any default by Buyer in the payment or performance of the Guaranteed Obligations, or any part thereof, when such Guaranteed Obligations are due to be paid or performed by Buyer, Guarantor shall thereupon pay or perform the Guaranteed Obligations then due in full without notice or demand, and it shall not be necessary for Seller, in order to enforce such


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payment or performance by Guarantor, first to institute suit or exhaust its remedies against Buyer or others.

     5. If the time for payment or performance by Buyer of all or any portion of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy, or reorganization of Buyer, the Guaranteed Obligations shall nonetheless be paid or performed by Guarantor hereunder forthwith on demand by Seller.

     6. Guarantor hereby agrees that its obligations under this Guaranty shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of
Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Obligations or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Obligations; (b) the dissolution, insolvency, or bankruptcy of Buyer, Guarantor, or any other party at any time liable for the Guaranteed Obligations;
(c) any renewal, extension, modification, waiver, amendment, assignment or re-assignment of the Agreement of Sale or any of the Ancillary Agreements or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (d) any adjustment, indulgence, release, forbearance, waiver or compromise that may be granted or given by Seller to Buyer, provided that this Guaranty shall continue to apply to the Guaranteed Obligations as so compromised (other than in connection with any bankruptcy, reorganization or insolvency proceeding); (e) any neglect, delay, omission, failure, or refusal of Seller to take or prosecute any action for the collection of any of the Guaranteed Obligations from Buyer or Guarantor; (f) any payment by Buyer or any other party to Seller is held to constitute a preference


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under applicable bankruptcy or insolvency law or if for any other reason Seller is required to refund any payment or pay the amount thereof to someone else; (g) any change in the existence, structure, or ownership of Buyer; (h) any other circumstance which might otherwise constitute a defense available to, or discharge of, Buyer or Guarantor, or any other party liable for any or all of the Guaranteed Obligations, other than payment, satisfaction or compromise of the Guaranteed Obligations provided that this Guaranty shall continue to apply to the Guaranteed Obligations as so compromised (other than in connection with any bankruptcy, reorganization or insolvency proceeding).

         7. Guarantor represents and warrants to Seller as follows:

     (a) Guarantor has the power and authority and legal right to execute, deliver, and perform its obligations under this Guaranty and this Guaranty constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

     (b) The execution, delivery, and performance by Guarantor of this Guaranty do not and will not violate or conflict with any law, rule, or regulation or any order, writ, injunction, or decree of any court, governmental authority or agency, or arbitrator and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any assets of Guarantor pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement to which Guarantor or his properties are bound.




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     (c) No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery, or performance by Guarantor of this Guaranty or the validity or enforceability thereof.

     (d) Guarantor has, independently and without reliance upon Seller and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to enter into this Guaranty.

         8. Without the prior written consent of Seller until the Guaranteed Obligations have been satisfied in full, Guarantor shall not (i) file suit against Buyer or exercise or enforce any other creditor's right it may have against Buyer, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any liens, security interests, collateral rights, judgments or other encumbrances held by Guarantor on assets of Buyer, or (iii) assert any rights against Buyer by reason of subrogation to the rights of Seller by reason of the payment by Guarantor of any Guaranteed Obligations or otherwise.

         9. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Seller or its Affiliates. No failure on the part of Seller to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.





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         10. This Guaranty is for the sole benefit of Seller and its Affiliates and there shall be no third party beneficiaries of this Guaranty. This Guaranty is binding not only on Guarantor, but on Guarantor's successors and assigns.

         11. Guarantor recognizes that Seller is relying upon this Guaranty and the undertakings of Guarantor hereunder in consummating the Agreement of Sale with Buyer and further recognizes that the execution and delivery of this Guaranty is a material inducement to Seller in so doing. Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty.

         12. This Guaranty shall be governed by and construed in accordance with the laws of the State in which the Real Property is located.

         13. Guarantor agrees that notice may be given to Guarantor by certified or registered mail, return receipt request, at its address specified on the first page hereof, Attention: General Counsel.

         14. Guarantor hereby waives promptness, diligence, notice of any default of the Guaranteed Obligations or of Buyer's failure to pay or perform the Guaranteed Obligations, demand of payment, notice of acceptance of this Guaranty, presentment, notice of protest, notice of dishonor, notice of the incurring by Buyer of additional indebtedness or obligations, and all other notices and demands with respect to the Guaranteed Obligations and this Guaranty.

         15. In case any one or more of the provisions contained in this Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.





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         16. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND
SELLER WITH RESPECT TO GUARANTOR'S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND SELLER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND SELLER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND SELLER.

                                        GUARANTOR:

                                        PREIT ASSOCIATES, L.P.

                                        By: Pennsylvania Real Estate Investment
                                            Trust, its general partner


                                        BY: JEFFREY A. LINN
                                            ------------------------------------
                                            Jeffrey A. Linn
                                            Executive Vice-President






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